Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-162783 and 333-164870) and Form S-8 (File No. 333-149914) of MidWestOne Financial Group, Inc. of our report dated March 13, 2008, relating to our audits of the consolidated financial statements, which appear in this annual Report on Form 10-K of MidWestOne Financial Group, Inc. for the year ended December 31, 2009.

/s/ McGladrey & Pullen, LLP

Cedar Rapids, Iowa
March 8, 2010

McGladrey & Pullen, LLP is a member firm of RSM International –

an affiliation of separate and independent legal entities.